Index of Financial Statements and Exhibits to be Filed in EDGAR
         ---------------------------------------------------------------

     Exhibit
     -------

     1-1  Consolidated   Balance  Sheet  and  Income  Statement  of  FirstEnergy
          Ventures Corp.

     1-2  Consolidated   Balance  Sheet  and  Income  Statement  of  FirstEnergy
          Facilities Services Group, LLC.

     A    Certificate of FirstEnergy Corp.